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                                     NOTE                  EXHIBIT 10.12(a)(2)


$47,500,000                                                 New York, New York

                                                             December 23, 1991


        FOR VALUE RECEIVED, MANCHESTER PLASTICS, LTD., an Ontario corporation (the "Borrower"), hereby promises to pay to the order of INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION (the "Bank"), for the account of its Lending Office (as defined in the Agreement referred to below), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at One Bankers Trust Plaza, New York, New York 10005 on December 23, 1998, the principal sum of FORTY SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($47,500,000) or, if less, the unpaid principal amount of all Loans (as defined in the Agreement referred to below) made by the Bank to the Borrower pursuant to the Agreement referred to below.

        The Borrower promises also to pay interest on the unpaid principal amount of each Loan in like money at said office from the date hereof until paid at the rates and at the times provided in the Agreement.

        This Note is one of the Notes referred to in the Credit Agreement, dated as of December 23, 1991, among the Borrower, Larizza Industries, Inc., the Bank, the other financial institutions from time to time party thereto and the Agent (as from time to time in effect, the "Agreement") and is entitled to the benefits thereof. This Note is guaranteed pursuant to the Guaranty (as defined in the Agreement) and secured by the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary and mandatory prepayment, in whole or in part.

        In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.
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        The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

        This Note shall be construed in accordance with and be governed by the law of the State of New York.

                                        MANCHESTER PLASTICS, LTD.



                                        By /s/ Terrence C. Seikel
                                           Title:  CFO